MASTER SUBORDINATION AND INTERCREDITOR AGREEMENT

          This MASTER SUBORDINATION AND INTERCREDITOR AGREEMENT (this “Agreement”), dated as of November 10, 2005, is made by and among IBF FUND LIQUIDATING LLC, a Delaware limited liability company as the holder of the Seller Notes, as defined below (“Seller”), IBF FUND LIQUIDATING LLC, a Delaware limited liability company, as the holder of the Convertible Debentures, as defined below (“Debenture Holder”) (collectively, Seller and Debenture Holder are referred to individually and collectively as the “Subordinated Creditor”), and CAPITALSOURCE FINANCE LLC, a Delaware limited liability company (the “Senior Lender”), and acknowledged by SUNSET BRANDS, INC., a Nevada corporation (“Guarantor”), its wholly-owned subsidiary and surviving corporation of the Merger, defined below, U.S. MILLS, INC., a Delaware corporation and successor in interest by merger to USM Acquisition Sub, Inc. (“Borrower”) (Guarantor and Borrower sometimes hereinafter are referred to individually as an “Obligor” and collectively as the “Obligors”).

RECITALS

          A. The Obligors and Senior Lender have entered into a Revolving Credit, Term Loan and Security Agreement of even date herewith (such Revolving Credit, Term Loan and Security Agreement, as the same hereafter may be amended, modified, supplemented or restated from time to time, hereinafter is referred to as the “Senior Loan Agreement”), pursuant and subject to the terms and conditions of which the Senior Lender thereunder has agreed to make loans and other financial accommodations to Borrower. Capitalized terms used but not defined herein shall have the meanings set forth in the Senior Loan Agreement.

          B. Pursuant to the Amended and Restated Acquisition Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), among Seller, Borrower, Guarantor and its wholly-owned subsidiary USM Acquisition Sub, Inc. (“Merger Sub”), Merger Sub will be merged with and into Borrower and Borrower will continue as the surviving corporation as a wholly-owned subsidiary of Sunset (the “Merger”).

          C. Pursuant to the Merger Agreement, Obligors will be indebted to Seller, and such indebtedness is to be evidenced by (a) a Subordinated Note of even date herewith in the original principal amount of $5,000,000 made by Obligors in favor of Seller (“Seller Note No. 1”) and (b) a Subordinated Note of even date herewith in the original principal amount of $1,000,000 made by Obligors in favor of Seller (“Seller Note No. 2”) (collectively, the “Seller Notes”). To secure the obligations of Obligors to Seller under the terms of the Seller Notes, the Obligors have granted to Seller a security interest in all of their assets.

          D. Upon the closing of the Merger, Guarantor issued to Seller shares of Guarantor’s Series B Preferred Stock (the “Series B Preferred Stock”) and related warrants.

          E. The proceeds of Loans under the Senior Loan Agreement will be used, in part, by Obligors to pay the balance of the purchase price payable pursuant to the Merger Agreement.

          F. Pursuant to the terms of the Merger Agreement, Guarantor has issued to the Debenture Holder secured convertible debentures in the aggregate amount of $5,000,000 of (together with any reissuances, substitutions or replacements thereof, the “Convertible

Debentures”) which are convertible into shares of the common stock of Guarantor. To secure Guarantor’s obligations to the Debenture Holder, the Convertible Debentures and related documents, the Obligors have granted to Debenture Holder a security interest in the all of their assets.

          G. One of the conditions precedent to Senior Lender’s obligations under the Senior Loan Agreement is that this Agreement shall have been executed and delivered by the all of the parties hereto.

NOW THEREFORE, the parties hereto hereby agree as follows:

1. Recitals and Definitions.

1.1. Recitals. The Recitals set forth above are acknowledged by the Subordinated Creditor to be true and correct and are incorporated herein by this reference.

1.2. Definitions. As used herein, the following terms shall have the following meanings:

“Bankruptcy Code” shall mean Chapter 11 of Title 11 of the United States Code, as amended from time to time, any successor statute, and all rules and regulations promulgated thereunder.

          “Blockage Period” shall mean the period (i) commencing on the date Senior Lender notifies Subordinated Creditor that a Senior Default has occurred and (ii) ending on the date which is the earlier to occur of (A) the date Senior Lender elects to terminate such period by notice to Subordinated Creditor, (B) the date the Senior Lender waives such Senior Default or such Senior Default is cured, (C) the date all of the Senior Indebtedness is paid indefeasibly in full, in cash, and the Commitments have been terminated, and (D) if, and only if, the Senior Default is a Senior Covenant Default, the date which is 270 days after the commencement of the Blockage Period. If the Senior Default that commences a Blockage Period is a Senior Payment Default, then the Blockage Period shall end on the earliest to occur of the circumstances set forth in clauses (A) through (C).

“Closing Date” shall mean the date of this Agreement.

“Commitments” all commitments of Senior Lender under the Senior Loan Agreement to lend money to or for the benefit of Borrower.

“Guaranty” shall mean the “Guaranty,” as such term is defined in the Senior Loan Agreement.

          “Lien” shall mean any mortgage, deed of trust, pledge, assignment, lien, charge, encumbrance or security interest of any kind, including without limitation, those created or arising from the Subordinated Debt Documents, or the interest of a vendor or lessor under any conditional sale agreement, capitalized lease or other title retention agreement.

“Loan Documents” shall mean the “Loan Documents,” as such term is defined in the Senior Loan Agreement (including, without limitation, the Guaranty).

          “Person” shall mean any individual, firm, corporation, limited liability company, business enterprise, trust, association, joint venture, partnership, government, governmental agency or other entity, whether acting in an individual, fiduciary or other capacity.

          “Proceeding” shall mean any insolvency, bankruptcy, receivership, custodianship, liquidation, reorganization, assignment for the benefit of creditors or other proceeding for the liquidation, dissolution or other winding up of Obligors (or either of them) or their properties (including, without limitation, any such proceeding under the Bankruptcy Code).

          “Senior Collection Action” shall mean any judicial proceeding or other action initiated by Senior Lender against the Obligors (or either of them) to collect the Senior Indebtedness, to foreclose the Senior Liens or otherwise to enforce the rights of Senior Lender under the Senior Loan Agreement and the other Senior Debt Documents or applicable law with respect to the Senior Indebtedness.

          “Senior Covenant Default” shall mean any Default or Event of Default under the Senior Debt Documents or any other occurrence permitting Senior Lender to accelerate the payment of all or any portion of the Senior Indebtedness (other than a Senior Payment Default).

“Senior Debt Documents” shall mean the Senior Loan Agreement and the other Loan Documents, all as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Senior Default” shall mean any Senior Covenant Default or any Senior Payment Default.

          “Senior Indebtedness” shall mean all obligations, liabilities and indebtedness of every nature of each Obligor and each other Person from time to time owed to Senior Lender under the Senior Debt Documents, including interest, principal and all fees, costs and expenses now and from time to time hereafter owing, due or payable, whether before or after the commencement of a Proceeding and whether or not authorized under the Bankruptcy Code to collect such interest from either Obligor (including any interest accruing at a default or post judgment rate), together with any amendments, modifications, renewals or extensions thereof to the extent not prohibited by the terms of this Agreement and any interest accruing thereon after the commencement of a Proceeding, whether or not allowed in such Proceeding.

“Senior Liens” shall mean all Liens now or hereafter granted to Senior Lender to secure the Senior Indebtedness.

          “Senior Payment Default” shall mean any failure by either Obligor to make any required payment of interest or principal, or any material fee or other monetary payment, Lender the Senior Debt Documents, including, without limitation, any default in payment of Senior Debt after acceleration thereof and/or the filing of a Proceeding, or any failure to pay the amounts described in this definition regardless of any requirement of notice or lapse of time or both before such failure to pay becomes an Event of Default under the Senior Debt Documents.

           “Subordinated Collection Action” shall mean (i) any acceleration of the Subordinated Indebtedness, (ii) to file or initiate, or to join with other Persons in filing or initiating, a Proceeding against either Obligor, (iii) any judicial proceeding or other action initiated or taken by Subordinated Creditor, or by Subordinated Creditor in concert with other Persons, against either Obligor to collect the Subordinated Indebtedness or otherwise to enforce the rights of Subordinated Creditor under the Subordinated Debt Documents or applicable law with respect to the Subordinated Indebtedness or (iv) any action (judicial or non-judicial) to exercise rights and remedies against any assets, properties, or other interests of either Obligor, including, without limitation, actions to foreclose, sell or dispose collateral, or enforce Liens, pursuant to the Uniform Commercial Code.

“Subordinated Debt Documents” shall mean the Subordinated Debenture Holder Debt Documents and the Subordinated Seller Debt Documents.

          “Subordinated Debenture Holder Debt Documents” shall mean the Convertible Debentures and all related documents, including all other documents, instruments and agreements executed and delivered by either Obligor, Debenture Holder or any other Person evidencing, governing the terms of repayment of or otherwise pertaining to Subordinated Debenture Holder Indebtedness, all as the same may be amended, restated, supplemented or otherwise modified from time to time.

          “Subordinated Seller Debt Documents” shall mean the Seller Notes and all other documents, instruments and agreements executed and delivered by any Obligor, Seller or any other Person evidencing, governing the terms of repayment of or otherwise pertaining to Subordinated Seller Indebtedness, all as the same may be amended, restated, supplemented or otherwise modified from time to time.

          “Subordinated Debenture Holder Indebtedness” shall mean all obligations, liabilities and indebtedness of every nature of each Obligor and each other Person from lime to time owed to Debenture Holder in respect of the Subordinated Debenture Holder Debt Documents, together with all accrued and unpaid interest thereon and all fees, costs and expenses now and from time to time hereafter owing, due or payable in connection with any of the foregoing, whether before or after the commencement of a Proceeding or a Subordinated Collection Action.

          “Subordinated Indebtedness” shall mean all obligations, liabilities and indebtedness of every nature of each Obligor and each other Person from time to time owed to Subordinated Creditor in respect of the Subordinated Debenture Holder Indebtedness or the Subordinated Seller Indebtedness, together, in each case, with all accrued and unpaid interest thereon and all fees, costs and expenses now and from time to time hereafter owing, due or payable in connection with any of the foregoing, whether before or after the commencement of a Proceeding or a Subordinated Collection Action.

          “Subordinated Seller Indebtedness” shall mean all obligations, liabilities and indebtedness of every nature of each Obligor and each other Person from time to time owed to Seller in respect of the Subordinated Seller Debt Documents, together with all accrued and unpaid interest thereon and all fees, costs and expenses now and from time to time hereafter owing, due or payable in connection with any of the foregoing, whether before or after the commencement of a Proceeding or a Subordinated Collection Action.

          “Subordinated Securities” shall mean any securities of any Obligor issued in connection with a Proceeding, the payment of which is junior or otherwise subordinated, at least to the extent provided in this Agreement, to the payment of all Senior Indebtedness and to the payment of all securities issued in exchange therefor to the holders of the Senior Indebtedness.

2. Subordination of the Subordinated Indebtedness to the Senior Indebtedness.

          2.1. Payment Subordination. Upon the terms and conditions contained in this Agreement the payment of any and all of the Subordinated Indebtedness hereby expressly is subordinated to the prior indefeasible payment in full in cash of the Senior Indebtedness and the termination of the Commitments.

          2.2. Lien Subordination. Subordinated Creditor hereby unconditionally agrees that: (i) all Liens of the Subordinated Creditor in any property of either Obligor shall be and hereby are subordinated to the Senior Liens, and (ii) other than as set forth in Section 2.7(b), the Subordinated Creditor shall have no right to possession of any property of any Obligor or to take any Subordinated Collection Action, unless and until all the Senior Indebtedness shall have been fully paid and satisfied and the Commitments have been terminated. Notwithstanding any rights or remedies available to Subordinated Creditor under applicable law (including, without limitation, under the Bankruptcy Code) or under any Subordinated Debt Document, Subordinated Creditor shall not, without the prior written consent of Senior Lender, be permitted to take any action to foreclose, repossess, marshal, control or exercise any remedies with respect to any property of the either Obligor or take any other action which would interfere with or impair the Senior Liens or the rights of Senior Lender against the either Obligor’s property, until the payment in full of the Senior Indebtedness and the termination of the Commitments. Notwithstanding the date, manner or order of grant, attachment or perfection of any Liens or any Senior Liens, and notwithstanding any provision of the UCC or any other applicable law or the provisions of any Subordinated Debt Document or any other Senior Debt Document or any other circumstance whatsoever, the Subordinated Creditor, hereby agrees that (a) any Senior Liens now or hereafter held by or for the benefit of Senior Lender shall be senior in right, priority, operation, effect and all other respects to any and all Subordinated Creditor Liens and (b) any Subordinated Creditor Lien now or hereafter held by or for the benefit of any Subordinated Creditor shall be junior and subordinate in right, priority, operation, effect and all other respects to any and all Senior Liens. The Senior Liens shall be and remain senior in right, priority, operation, effect and all other respects to any Subordinated Creditor Liens for all purposes, whether or not any Senior Liens are subordinated in any respect to any other Lien securing any other obligation of either Obligor, any other grantor or any other Person and regardless of whether the Lien purported to be granted is found to be improperly granted, improperly perfected, a fraudulent conveyance or legally or otherwise deficient in any manner. Each of the Senior Lender, and the Subordinated Creditor, agrees that it will not, and hereby waives any right to, directly or indirectly, contest or support any other Person in contesting, in any proceeding (including any Proceeding), the priority, validity or enforceability of any Senior Lien, or the validity or enforceability of the priorities, rights or obligations established by this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of the Senior Lender to enforce this Agreement. Each Obligor, by its execution of this Agreement, hereby acknowledges and agrees to the provisions of this paragraph, notwithstanding anything to the contrary in any document to which such Obligor is a party.

          2.3. Payment Restrictions. Notwithstanding any provision of the Subordinated Debt Documents to the contrary and in addition to any other limitations set forth herein or therein, no payment of any principal, interest, fees, costs, expenses or any other amount due with respect to the Subordinated Indebtedness shall be made, and no Subordinated Creditor shall exercise any right of set-off or recoupment with respect to any Subordinated Indebtedness, until all of the Senior Indebtedness is indefeasibly paid in full in cash and the Commitments have been terminated, except that:

          (A) after the first anniversary of the Closing Date, Obligors may make and Seller may receive regularly scheduled current payments of interest on the outstanding principal balance of Seller Note No. 1 at a rate per annum not to exceed that rate set forth in Seller Note No. 1 as in effect on the date hereof, but only if (1) no Default or Event of Default has occurred and is continuing under the Senior Debt Documents; and (2) the Obligors’ payment of such interest will not result in, cause, or create a Default or Event of Default under the Senior Debt Documents. Interest on Seller Note No. 1 shall accrue at the rate of no higher than 18% per annum on the principal outstanding from time to time on such note. All interest on Seller Note No. 1 during the first year following the Closing Date shall accrue, but shall not be paid by the Obligors to Seller until all of the Senior Indebtedness is indefeasibly paid in full in cash and the Commitments have been terminated. After the first anniversary of the Closing Date, 50% of the interest on Seller Note No. 1 shall be payable by the Obligors (if permitted by the terms and conditions of this Agreement) and the remaining 50% of the interest shall accrue and shall not be payable until the later of (y) the maturity of Seller Note No. 1 or (z) such date as when all of the Senior Indebtedness is indefeasibly paid in full in cash and the Commitments have been terminated;

          (B) after the first anniversary of the Closing Date, Obligors may make and Seller may receive prepayments of the principal of Seller Note No. 1, but only if (1) no Default or Event of Default has occurred and is continuing under the Senior Debt Documents; (2) the Obligors’ prepayments of the principal of Seller Note No. 1 will not result in, cause, or create a Default or Event of Default under the Senior Debt Documents; (3) the source of the prepayment is entirely from a new capital infusion into the Obligors on terms and conditions satisfactory to the Senior Lender which shall include, without limitation, a provision that the provider of new capital infusion will agree to subordinate its debt to Senior Lender on terms no less favorable than those contained herein; and (4) Obligors have provided 30 calendar days prior written notice to the Senior Lender of all of the foregoing prior to making any such prepayment; and

          (C) Obligors may make and Seller may receive regularly scheduled current payments of interest on the outstanding principal balance of Seller Note No. 2, but only if (1) no Default or Event of Default has occurred and is continuing under the Senior Debt Documents; and (2) the Obligors’ payment of such interest will not result in, cause, or create a Default or Event of Default under the Senior Debt Documents. Interest on Seller Note No. 2 shall accrue at a rate no higher than the interest rate charged on the Term Loan.

          (D) at any time, Obligors may make and the Debenture Holder may receive prepayments of the principal of the Convertible Debentures, but only if (1) no Default or Event of Default has occurred and is continuing under the Senior Debt Documents; (2) such payment will not result in, cause, or create a Default or Event of Default under the Senior Debt Documents; (3) the source of such payment is entirely from a new capital infusion into the Obligors on terms and conditions satisfactory to the Senior Lender which shall include, without limitation, a provision that the provider of new capital infusion will agree to subordinate its debt and any Liens in any property of either Obligor to Senior Lender on terms no less favorable than those contained herein, and (4) Obligors have provided 30 calendar days prior written notice to the Senior Lender of all of the foregoing prior to making any such prepayment.

          2.4. Proceedings. In the event of any Proceeding, (a) all Senior Indebtedness first shall be indefeasibly paid in full in cash and the Commitments shall have been terminated before any payment of or with respect to the Subordinated Indebtedness shall be made, other than any payment consisting of Subordinated Securities; (b) any payment which, but for the terms hereof, otherwise would be payable or deliverable in respect of the Subordinated Indebtedness (other than Subordinated Securities) shall be paid or delivered directly to Senior Lender (to be held and/or applied by Senior Lender in accordance with the terms of the Senior Loan Agreement) until all Senior Indebtedness is indefeasibly paid in full in cash and the Commitments have been terminated, and Subordinated Creditor irrevocably authorizes, empowers and directs all receivers, trustees, liquidators, custodians, conservators and others having authority in the premises to effect all such payments and deliveries and further irrevocably authorizes and empowers Senior Lender to demand, sue for, collect and receive every such payment or distribution; (c) Subordinated Creditor agrees to execute and deliver to Senior Lender or its representative all such further instruments requested by Senior Lender confirming the authorization referred to in the foregoing clause (b); (d) Subordinated Creditor agrees (i) not to waive, discharge, release or compromise any claim of Subordinated Creditor in respect of the Subordinated Indebtedness without the prior written consent of Senior Lender, which consent will not be unreasonably withheld, and (ii) to take all actions as Senior Lender reasonably may request in order to enable Senior Lender to enforce all claims upon or in respect of the Subordinated Indebtedness; (e) Subordinated Creditor expressly consents to the granting by the Obligors to Senior Lender of first priority Liens on the Obligors’ property and assets in connection with any financing provided by Senior Lender to the Obligors after the commencement of such Proceeding; (f) Subordinated Creditor shall not propose or support any plan, financing, or order which would have the effect of canceling, modifying or amending, to the detriment of the Senior Lender, the relative Lien priorities set forth in this Agreement; and (g) Subordinated Creditor agrees to execute, verify, deliver and file any proofs of claim in respect of the Subordinated Indebtedness requested by Senior Lender in connection with any such Proceeding and hereby irrevocably authorizes, empowers and appoints Senior Lender its agent and attorney-in-fact to execute, verify, deliver and file such proofs of claim upon the failure of Subordinated Creditor to do so at least ten Business Days prior to the bar date for filing such proofs of claim. The provisions of this Agreement shall continue in full force and effect notwithstanding the occurrence of a Proceeding against either Obligor or any of its property. To the extent of the Subordinated Creditor’s subordinated lien in any property of either Obligor, and to the extent the Subordinated Creditor has or acquires any rights under Section 363, Section 364 or Section 1126 of the Bankruptcy Code with respect to such property of such Obligor, Subordinated Creditor hereby agrees not to assert such rights without the prior written consent of Senior Lender. In the event and during the continuation of any Proceeding, Subordinated Creditor shall not object to or oppose any cash collateral order or plan in each case approved by Senior Lender.

          2.5. Incorrect Payments. If before all Senior Indebtedness is indefeasibly paid in full in cash and all Commitments have been terminated (a) any payment not permitted under Section 2.3 hereof is received by a Subordinated Creditor on account of the Subordinated Indebtedness (other than Subordinated Securities), or (b) any cash payment not permitted under Section 7.5(i) of the Senior Loan Agreement is received by a Subordinated Creditor, any such payment shall not be commingled with any asset of Subordinated Creditor, shall be held in trust by such Subordinated Creditor for the benefit of Senior Lender and shall be paid over to Senior Lender, or its designated representative, for application (in accordance with the Senior Loan Agreement) to the payment of the Senior Indebtedness then remaining unpaid, until all of the Senior Indebtedness is indefeasibly paid in full in cash and all Commitments of Senior Lender have been terminated; provided, such Subordinated Creditor shall not be responsible for making any such payment to Senior Lender unless Senior Lender has requested such payment from such Subordinated Creditor within 90 days of Senior Lender having actual knowledge that a payment was made to such Subordinated Creditor in violation of this Section 2.5;

provided, further that notwithstanding the foregoing, such 90 day limitation shall not apply to any payments received by Subordinated Creditor that such Subordinated Creditor has actual knowledge that it received in violation of this Section 2.5.

          2.6. Sale, Transfer. No Subordinated Creditor shall sell, assign, dispose of or otherwise transfer (each, a “Transfer”) all or any portion of the Subordinated Indebtedness owing to such Subordinated Creditor unless, prior to the consummation of any such action, (a) such Subordinated Creditor shall give Senior Lender at least five (5) Business Days prior written notice of any such Transfer, and (b) the transferee thereof executes and delivers to Senior Lender a written acknowledgement and joinder, in form and detail reasonably satisfactory to Senior Lender, that the transferee is a party to this Agreement as a Subordinated Creditor and shall be bound by all of the terms and conditions of this Agreement. Notwithstanding the failure to execute or deliver any such agreement, the subordination effected hereby shall survive any sale, assignment, disposition or other transfer of all or any portion of the Subordinated Indebtedness, and the terms of this Agreement shall be binding upon the successors and assigns of any Subordinated Creditor, as provided in Section 12 below.

2.7. Restriction on Action by Subordinated Creditor/Right to Purchase.

          (a) Until the Senior Indebtedness is indefeasibly paid in full in cash and the Commitments have been terminated and notwithstanding anything contained in the Subordinated Debt Documents or the Senior Loan Agreement and the other Senior Debt Documents to the contrary, Subordinated Creditor shall not agree to any amendment or modification of, or supplement to, the Subordinated Debt Documents as in effect on the date hereof if such amendment, modification or supplement would be adverse to Senior Lender. Subordinated Creditor agrees to provide Senior Lender with a copy of any proposed amendment, modification or supplement to the Subordinated Debt Documents at least three (3) Business Days prior to their execution.

          (b) Until the Senior Indebtedness is indefeasibly paid in full in cash and the Commitments have been terminated no Subordinated Creditor shall take any Subordinated Collection Action, except that Subordinated Creditor may declare the entire Subordinated Indebtedness to be due and payable immediately if either (i) such acceleration of the Subordinated Indebtedness is allowed under terms of the Subordinated Debt Documents, (ii) the Subordinated Creditor has given the Senior Lender at least thirty days’ notice of its intent to accelerate the Subordinated Indebtedness, and (iii) there is no Blockage Period in effect, or the Senior Indebtedness has been accelerated. Following acceleration of the Subordinated Indebtedness, the Subordinated Creditor may take no further Subordinated Collection Action until the Senior Indebtedness is indefeasibly paid in full in cash and the Commitments have been terminated.

          (c) Following acceleration of the Senior Indebtedness, nothing contained herein is intended, or shall be deemed, to restrict or modify the ability of the Subordinated Creditor from purchasing the Senior Indebtedness from the Senior Lender at a cash purchase price equal to the amount of all Obligations owing to the Senior Lender under the Senior Debt Documents at the time of such acceleration.

          2.8. Financing Restriction on Senior Lender. Senior Lender agrees that the aggregate outstanding amount of Loans made by Senior Lender to Obligors shall not exceed $10,000,000 at any time. Except as set forth in the preceding sentence, nothing contained in this Agreement shall be deemed to restrict or limit the right of Senior Lender to extend additional financing to any Obligor or any of their respective subsidiaries or affiliates, to increase the Senior Indebtedness or the rate of interest or fees payable thereon or to agree to any other amendment or modification of, or supplement to, the Senior Loan Agreement or the other Senior Debt Documents or to take any Senior Collection Action, whether prior or subsequent to the initiation of any Proceeding. Subordinated Creditor hereby consents to and waives any right of notice of any such amendment, modification or supplement and agrees that the subordination effective hereby shall continue in full force and effect notwithstanding any such amendment, modification or supplement.

          2.9. Subrogation. Subject to the payment in full in cash of all Senior Indebtedness and the termination of the Commitments, Subordinated Creditor shall be subrogated to the rights of Senior Lender to receive payments or distributions of assets of the Obligors applicable to the Senior Indebtedness until the principal of, and interest and premium, if any, on, and all other amounts payable in respect of the Subordinated Indebtedness shall be paid in full. For purposes of such subrogation, no payment or distribution to Senior Lender under the provisions hereof to which Subordinated Creditor would have been entitled but for the provisions of this Agreement, and no payment pursuant to the provisions of this Agreement to Senior Lender by Subordinated Creditor, as between either Obligor and its creditors other than Senior Lender, shall be deemed to be a payment by either Obligor to or on account of the Senior Indebtedness. Notwithstanding the foregoing provisions of this Section 2.9, the holders of the Subordinated Indebtedness shall have no claim against Senior Lender for any impairment of any subrogation rights herein granted to the holders of the Subordinated Indebtedness.

          2.10. Legend. Until the Senior Indebtedness is indefeasibly paid in full in cash and the Commitments have been terminated, the Subordinated Debt Documents at all times shall contain in a conspicuous manner the following legend:

“The obligations evidenced hereby are subordinate in the manner and to the extent set forth in that certain Master Subordination and Intercreditor Agreement (the “Subordination Agreement”) dated as of November 10, 2005, among Sunset Brands, Inc., (“Sunset”), U.S. Mills, Inc. (“Mills”), IBF Fund Liquidating LLC, as Seller, IBF Fund Liquidating LLC, as Debenture Holder and CapitalSource Finance LLC, (the “Senior Lender”), to the obligations (including interest) owed by Sunset and Mills to Senior Lender from time to time. Each holder hereof, by its acceptance hereof, shall be bound by the provisions of the Subordination Agreement.”

          3. Continued Effectiveness of this Agreement. The terms of this Agreement, the subordination effected hereby, and the rights and the obligations of Subordinated Creditor and Senior Lender arising hereunder, shall not be affected, modified or impaired in any manner or to any extent by (a) any amendment or modification of or supplement to the Senior Loan

Agreement, the other Senior Debt Documents or any of the Subordinated Debt Documents, and Subordinated Creditor hereby irrevocably consents to, and waives any claim it may have against Senior Lender or either Obligor as a result of, any amendment, modification or supplement of the Senior Loan Agreement or the other Senior Debt Documents; (b) the validity or enforceability of any of such documents; or (c) any exercise or non-exercise of any right, power or remedy under or in respect of the Senior Indebtedness or the Subordinated Indebtedness or any of the instruments or documents referred to in clause (a) above. The Senior Indebtedness shall continue to be treated as Senior Indebtedness and the provisions of this Agreement shall continue to govern the relative rights and priorities of the holders of Senior Indebtedness and Subordinated Creditor even if all or part of the Senior Liens are subordinated, set aside, avoided or disallowed in connection with any Proceeding (or if all or part of the Senior Indebtedness is subordinated, set aside, avoided or disallowed in connection with any Proceeding as a result of the fraudulent conveyance or fraudulent transfer provisions under the Bankruptcy Code or under any state fraudulent conveyance or fraudulent transfer statute or if any interest accruing on the Senior Indebtedness following the commencement of such Proceeding is otherwise disallowed) and this Agreement shall be reinstated if at any time any payment of any of the Senior Indebtedness is rescinded or must otherwise be returned by any holder of Senior Indebtedness or any representative of such holder.

4. Representations and Warranties.

4.1. Seller hereby represents and warrants to Senior Lender as follows:

          A Binding Agreements. This Agreement, when executed and delivered, will constitute the valid and legally binding obligation of Seller enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by equitable principles.

          B No Conflicts. Seller is the current owner and holder of the Seller Notes. No provisions of any mortgage, indenture, contract, agreement, statute, rule, regulation, judgment, decree or order binding on Seller or affecting the property of Seller conflicts with, or requires any consent which has not already been obtained under, or would in any way prevent the execution, delivery or performance of the terms of this Agreement. No pending or, to the best of Seller’s knowledge, threatened, litigation, arbitration or other proceedings if adversely determined would in any way prevent the performance by Seller of the terms of this Agreement.

C Copy of Subordinated Seller Debt Documents. There is attached to this Agreement a true, correct and complete copy of the Subordinated Seller Debt Documents.

4.2. Debenture Holder hereby represents and warrants to Senior Lender as follows:

          A Binding Agreements. This Agreement, when executed and delivered, will constitute the valid and legally binding obligation of such Debenture Holder enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by equitable principles.

          B No Conflicts. The Debenture Holder are the current owner and holder of the Subordinated Debenture Holder Debt Documents. No provisions of any mortgage, indenture, contract, agreement, statute, rule, regulation, judgment, decree or order binding on the Debenture Holder or affecting the property of the Debenture Holder conflicts with, or requires any consent which has not already been obtained under, or would in any way prevent the execution, delivery or performance of the terms of this Agreement. No pending or, to the best knowledge of the Debenture Holder, threatened, litigation, arbitration or other proceedings if adversely determined would in any way prevent the performance by the Debenture Holder of the terms of this Agreement.

C Copy of Subordinated Cornell Debt Documents. There is attached to this Agreement a true, correct and complete copy of the Subordinated Debenture Holder Debt Documents.

          5. Cumulative Rights, No Waivers. Each and every right, remedy and power granted to Senior Lender hereunder shall be cumulative and in addition to any other right, remedy or power specifically granted herein, in the Senior Loan Agreement and the other Senior Debt Documents or in the Subordinated Debt Documents or now or hereafter existing in equity, at law, by virtue of statute or otherwise, and may be exercised by Senior Lender, from time to time, concurrently or independently and as often and in such order as Senior Lender may deem expedient. Any failure or delay on the part of Senior Lender in exercising any such right, remedy or power, or abandonment or discontinuance of steps to enforce the same, shall not operate as a waiver thereof or affect Senior Lender’s right thereafter to exercise the same, and any single or partial exercise of any such right, remedy or power shall not preclude any other or further exercise thereof or the exercise of any other right, remedy or power, and no such failure, delay, abandonment or single or partial exercise of Senior Lender’s rights hereunder shall be deemed to establish a custom or course of dealing or performance among the parties hereto.

          6. Provisions Define Relative Rights. This Agreement is intended solely for the purpose of defining the relative rights of the Senior Lender on the one hand and the Subordinated Creditor on the other, and no other person shall have any right, benefit or other interest under this Agreement. Except as expressly set forth in this Agreement, nothing herein shall (a) impair, as between either Obligor and the Senior Lender and either Obligor and the Subordinated Creditor, the obligation of such Obligor, which is absolute and unconditional, to pay the Senior Indebtedness to the Senior Lender, on the one hand, and the Subordinated Indebtedness to the Subordinated Creditor, on the other hand, in each case in accordance with their respective terms; or (b) affect the relative rights of the Senior Lender or the Subordinated Creditor with respect to any other creditors of either Obligor.

          7. Bailee For Perfection.

          (a) The Senior Lender agrees to hold any Collateral in the possession or control (as such term is defined in the Uniform Commercial Code) of the Senior Lender (collectively, the “Possessory Collateral”) as bailee for and on behalf and for the benefit of the Subordinated Creditor solely for the purposes of perfecting the security interests granted in such Possessory Collateral pursuant to the Subordinated Debt Documents, subject to the terms and conditions hereof, it being agreed that the Senior Lender has no duties to the Subordinated Creditor in connection with such possession or control or such Possessory Collateral.

          (b) Upon the indefeasible payment in full of the Senior Indebtedness and the Commitments have been terminated, the Senior Lender shall deliver the remainder of the Possessory Collateral, if any, in its possession, and to the extent practicable, transfer control of the remainder of the Possessory Collateral, if any, under its control, to the Subordinated Creditor (as their interest may appear in the Junior Subordination Agreement dated of even date herewith among the Subordinated Creditors and Obligors, except as a court of competent jurisdiction may otherwise direct.

          8. Modification. Any modification, termination or waiver of any provision of this Agreement, or any consent to any departure by Subordinated Creditor therefrom, shall not be effective in any event unless the same is in writing and signed by Senior Lender and Subordinated Creditor and then such modification, termination, waiver or consent shall be effective only in the specific instance and for the specific purpose given. Any notice to or demand on Subordinated Creditor in any event not specifically required of Senior Lender hereunder shall not entitle Subordinated Creditor to any other or further notice or demand in the same, similar or other circumstances unless specifically required hereunder.

9. Additional Documents and Actions.

           (a)Subordinated Creditor at any time, and from time to time, after the execution and delivery of this Agreement, upon the request of Senior Lender and at the expense of Subordinated Creditor, promptly will execute and deliver such further documents and do such further acts and things as Senior Lender reasonably may request in order to effect fully the purposes of this Agreement.

           (b) Senior Lender agrees to assign to Seller all rights that Senior Lender has in all Landlord Waiver and Consents and warehouseman waivers that Senior Lender has obtained in connection with its Senior Loan Agreement on the date that the Senior Indebtedness is indefeasibly paid in full in cash and the Commitments have been terminated.

          10. Notices. Any notice or request under this Agreement shall be in writing and shall be given to any party hereto at such party’s address set forth beneath its signature on the signature page hereto, or at such other address as such party may hereafter specify in a notice given in the manner required under this Section 10. Any such notice or request shall be given only by, and shall be deemed to have been received upon: (a) registered or certified mail, return receipt requested, on the date on which such notice or request is received as indicated in such return receipt, (b) delivery by a nationally recognized overnight courier, one (1) Business Day after deposit with such courier, or (c) facsimile or electronic transmission, in each case upon telephone or further electronic communication from the recipient acknowledging receipt (whether automatic or manual from recipient), as applicable.

          11. Severability. In the event that any provision of this Agreement is deemed to be invalid by reason of the operation of any law or by reason of the interpretation placed thereon by any court or governmental authority, the validity, legality and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby, all of which shall remain in full force and effect, and the affected term or provision shall be modified to the minimum extent permitted by law so as to achieve most fully the intention of this Agreement.

          12. Successors and Assigns. Subject to the terms of Section 2.6 hereof, this Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of Senior Lender, the Obligors and Subordinated Creditor.

          13. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which taken together shall be one and the same instrument.

          14. Defines Rights of Creditor. The provisions of this Agreement are solely for the purpose of defining the relative rights of Subordinated Creditor and Senior Lender and shall not be deemed to create any rights or priorities in favor of any other Person, including, without limitation, the Obligors.

          15. Conflict. In the event of any conflict between any term, covenant or condition of this Agreement and any term, covenant or condition of any of the Subordinated Debt Documents, the Senior Loan Agreement or the other Senior Debt Documents, the provisions of this Agreement shall control and govern. For purposes of this Section 15, to the extent that any provisions of any of the Subordinated Debt Documents provide rights, remedies and benefits to Senior Lender that exceed the rights, remedies and benefits provided to Senior Lender under this Agreement, such provisions of the applicable Subordinated Debt Documents shall be deemed to supplement (and not to conflict with) the provisions hereof.

          16. Headings. The paragraph headings used in this Agreement are for convenience only and shall not affect the interpretation of any of the provisions hereof.

          17. Termination. This Agreement shall terminate upon the indefeasible payment in full in cash of the Senior Indebtedness and the termination of the Commitments.

          18. Default Notices. Subordinated Creditor shall immediately notify Lender in writing if any event of default occurs under the Subordinated Debt Documents.

          19. No New Security for Subordinated Indebtedness; No Contest of Liens; Specific Performance:

          (a) Subordinated Creditor agrees that it will not at any time require, take or accept any additional collateral security for all or any portion of the Subordinated Indebtedness, except for those Liens in existence as of the date hereof unless such additional collateral security shall be subject to a valid first priority Lien of the Senior Lender. In the event Subordinated Creditor takes or accepts any additional collateral security for the Subordinated Indebtedness in violation of the terms of this Agreement, Subordinated Creditor hereby appoints Senior Lender its agent and attorney-in-fact to execute, file, record and deliver any such UCC termination statements, releases or other documents necessary to release any such collateral security. Such appointment of Senior Lender as Subordinated Creditor’s agent and attorney in fact is coupled with an interest and is irrevocable until the Senior Indebtedness has been indefeasibly paid in full in cash and the Commitments have been terminated.

          (b) Subordinated Creditor agrees that it will not at any time contest the validity, perfection, priority or enforceability of the Senior Liens. The provisions of this Agreement shall apply regardless of any invalidity, unenforceability or lack of perfection of the Senior Liens.

          (c) Senior Lender agrees that nothing contained in this Agreement shall limit the Debenture Holders ability to seek injunctive relief or specific performance against Sunset for Sunset’s failure to convert the Debenture Holder’s Convertible Debentures or exercise the Debenture Holder’s warrants, in each case to common stock of Sunset in breach of the terms of the Convertible Debentures or the Warrants issued thereunder.

          20. Governing Law; Jurisdiction; Construction. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Maryland. Any judicial proceeding against Subordinated Creditor or either Obligor with respect to this Agreement may be brought in any federal or state court of competent jurisdiction located in Montgomery County of the state of Maryland. By execution and delivery of this Agreement, Subordinated Creditor and each Obligor (a) accepts the non-exclusive jurisdiction of the aforesaid courts and irrevocably agrees to be bound by any judgment rendered thereby, (b) agrees that service of process upon it may be made by certified or registered mail, return receipt requested, pursuant to Section 8 hereof, and (c) waives any objection to jurisdiction and venue of any action instituted hereunder and agrees not to assert any defense based on lack of jurisdiction, venue, convenience or forum non conveniens. Nothing shall affect the right of Senior Lender to serve process in any manner permitted by law or shall limit the right of Senior Lender to bring proceedings against Subordinated Creditor or either Obligor in the courts of any other jurisdiction having jurisdiction. Any judicial proceedings against Senior Lender, involving, directly or indirectly, the Loan Documents or this Agreement shall be brought only in a federal or state court located in Montgomery County of the state of Maryland. The Subordinated Creditor acknowledge that they participated in the negotiation and drafting of this Agreement and that, accordingly, none of them shall move or petition a court construing this Agreement to construe it more stringently against one party than against any other.

          21. Waiver of Right to Jury Trial. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION ARISING HEREUNDER OR IN ANY WAY CONNECTED WITH OR INCIDENTAL TO THE DEALINGS OF THE PARTIES WITH RESPECT HERETO OR THE TRANSACTIONS CONTEMPLATED HEREBY, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENTS OF THE PARTIES TO THE WAIVER OF THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY.

          22. Senior Loan Agreement; Reliance. Subordinated Creditor has been advised by counsel in connection with the negotiation and execution of this Agreement and is not relying upon any oral representations or statements inconsistent with the terms and provisions hereof. Subordinated Creditor acknowledges that (i) it has benefited and will benefit from the execution, delivery and performance by Senior Lender of the Senior Loan Agreement and the other Loan Documents, (ii) the financing provided under the Senior Loan Agreement constitutes valuable consideration to it, (iii) this Agreement is intended to be an inducement to Senior Lender to execute, deliver and perform the its obligations under the Senior Loan Agreement and the other Loan Documents and to provide the financing contemplated thereunder and (iv) Senior Lender is relying on the subordination and other provisions of this Agreement in entering into and performing the Senior Loan Agreement and the other Loan Documents and providing the financing contemplated thereunder.

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          IN WITNESS WHEREOF, the parties hereto have caused this Master Subordination and Intercreditor Agreement to be executed as of the date first above written.

IBF FUND LIQUIDATING LLC, as Seller

By:	/s/ A. Steinberg

Name:	Arthur Steinberg
Title:	Manager

Notice Address:

IBF Fund Liquidating LLC
c/o Kaye Scholer LLP.
425 Park Avenue
New York, NY 10022
Attention: Arthur J. Steinberg, Esq., Manager

Telephone: (212) 836-8564
Telecopy: (212) 836-6157

IBF FUND LIQUIDATING LLC, as Debenture Holder

By:	/s/ A. Steinberg

Name:	Arthur Steinberg
Title:	Manager

Notice Address:

IBF Fund Liquidating LLC
c/o Kaye Scholer LLP.
425 Park Avenue
New York, NY 10022
Attention: Arthur J. Steinberg, Esq., Manager

Telephone: (212) 836-8564
Telecopy: (212) 836-6157

CAPITALSOURCE FINANCE LLC

By:	/s/ Stephen M. Klein

Name:	/s/ Stephen M. Klein
Title:	Managing Director

4445 Willard Avenue, 12th Floor
Chevy Chase, MD 20815
Attention: Business Credit Services,
Portfolio Manager
Telephone: (301) 841-2700
Telecopy: (301) 841-2313